Exhibit 99.1

FOR RELEASE AT 4:00 PM ET	For more information, contact:
FEBRUARY 17, 2005	Thomas Rose
Chief Financial Officer

Wendy Crites Wacker, APR
Corporate Communications

Phone (386) 418-8888

Susan A. Noonan
The SAN Group

Phone (212) 966-3650

REGENERATION TECHNOLOGIES ANNOUNCES 2004 YEAR END, FOURTH QUARTER RESULTS

Company Posts Record Net Revenue, Pursuing Strategic Alternatives To Enhance Shareholder Value

ALACHUA, Fla. (Feb. 17, 2005) – Regeneration Technologies, Inc. (RTI) (Nasdaq: RTIX), the Florida-based processor of orthopedic, cardiovascular and other allograft implants, announced today that the company’s net revenues were $92.7 million for the full year 2004 and $23.2 million for the fourth quarter of 2004. This compares to net revenues of $75.5 million for the full year 2003 and $12.4 million for the fourth quarter 2003.

For the full year 2004, the company reported net income of $6.2 million, compared to a net income of $6.4 million for the year 2003. Net income per diluted share for 2004 was $0.23 compared to net income per diluted share of $0.24 for the year 2003. Net income in the fourth quarter 2003 included the reversal of deferred tax valuation allowances of $2.7 million or $0.10 per diluted share.

For the fourth quarter ended December 31, 2004, the company reported net income of $1.6 million, compared to net income of $1.5 million for fourth quarter 2003. Net income per diluted share for the fourth quarter was $0.06, compared to net income per diluted share of $0.05 for fourth quarter 2003.

“We are pleased to report the highest annual net revenues in the history of the company,” said Brian K. Hutchison, RTI’s chairman, president and CEO. “We are proud of the strong foundation we have built of industry leadership in safety, effectiveness in maximizing the gift of donated tissue and focus on innovation that will fuel growth for our business in 2005 and beyond.”

Pursuit of Strategic Alternatives

RTI also announced today that it has retained financial advisor Lehman Brothers, Inc. to explore strategic alternatives available to the company.

“The officers and board of directors of RTI have been reviewing various opportunities that could enhance shareholder value,” Hutchison said. “As such, we have engaged Lehman Brothers to assist in exploring these strategic opportunities, which could include but are not limited to a possible sale to or merger of the company with a third party; new strategic alliances; or additional or alternative distribution models for both allograft and xenograft products.”

The company noted that that there can be no assurance that any transaction, new alliance, distribution arrangement or other corporate action will result from this effort. RTI assumes no obligation to make any further announcements regarding its exploration of these strategic alternatives unless and until a final decision is made.

Conference Call

RTI will hold a live conference call and simultaneous audio web cast today, Feb. 17, 2005 at 5:30 p.m. ET to discuss the fourth quarter and year end 2004 results. The conference call can be accessed by dialing 888-552-9191, passcode RTIXQ FOUR. The web cast can be accessed through the investor section of RTI’s web site at www.rtix.com. A telephone replay of the call will be available through March 17, 2005 and can be accessed by calling 866-431-7901; the replay will also be available at www.rtix.com.

About Regeneration Technologies, Inc.

RTI processes allograft tissue into shaped implants for use in orthopedic, cardiovascular and other surgeries with a commitment to science, safety and innovation. By processing allograft tissue into forms that can be used in many types of surgical procedures, RTI enables patients to benefit from the gift of donated tissues.

RTI also holds the patents on BioCleanse®, the only proven tissue sterilization process validated to eliminate viruses, bacteria, fungi and spores from tissue without impacting the structural or biomechanical integrity of the allograft. The company has distributed more than 600,000 implants sterilized with the BioCleanse® process with zero incidence of infection. RTI is accredited by the American Association of Tissue Banks and was named a 2004 Technology Pioneer by the World Economic Forum.

Except for historical information, any statements made in this press release about the company’s anticipated financial results, future operational results, regulatory approvals or changes to the company’s agreements with its distributors are forward-looking statements subject to risks and uncertainties, such as those described in the company’s public filings on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s web site at www.rtix.com or the SEC’s web site at www.sec.gov.

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REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2004	2003	2004	2003
Net revenues	$23,207	$12,443	$92,703	$75,510
Costs of processing and distribution	13,851	8,344	55,526	42,766

Gross profit	9,356	4,099	37,177	32,744

Expenses:
Marketing, general and administrative	6,073	5,269	23,224	23,515
Research and development	873	773	3,838	2,441
Asset abandonments	136	58	136	169

Total expenses	7,082	6,100	27,198	26,125

Operating income (loss)	2,274	(2,001)	9,979	6,619

Other (expense) income:
Interest expense	(241)	(62)	(967)	(981)
Interest income	30	43	96	235

Total other expense - net	(211)	(19)	(871)	(746)

Income (loss) before income tax (expense) benefit	2,063	(2,020)	9,108	5,873
Income tax (expense) benefit	(449)	3,477	(2,953)	483

Net income	$1,614	$1,457	$6,155	$6,356

Net income per common share - basic	$0.06	$0.05	$0.23	$0.24

Net income per common share - diluted	$0.06	$0.05	$0.23	$0.24

Weighted average shares outstanding - basic	26,640,438	26,510,440	26,593,030	26,365,348

Weighted average shares outstanding - diluted	27,049,488	27,042,522	27,063,283	26,999,175

REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

Net Revenues

(In thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2004	2003	2004	2003
Fees from tissue distribution
Spinal	$14,795	$5,068	$60,611	$46,159
Sports Medicine	2,035	2,221	9,002	8,855
Cardiovascular	2,177	1,251	7,355	5,141
General orthopedic	3,072	3,230	12,882	13,144
Other non-tissue revenues	1,128	673	2,853	2,211

Total	$23,207	$12,443	$92,703	$75,510

REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2004	December 31, 2003
Assets
Current Assets:
Cash and cash equivalents	$11,484	$10,051
Restricted deposits	—	14,757
Accounts receivable - net	9,544	5,942
Inventories	40,431	41,655
Other current assets	7,550	6,177

Total current assets	69,009	78,582
Property, plant and equipment - net	44,424	43,689
Other assets	11,192	14,145

	$124,625	$136,416

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$7,797	$18,919
Other current liabilities	7,117	19,967

Total current liabilities	14,914	38,886
Other liabilities	10,202	5,133

Total liabilities	25,116	44,019

Total stockholders’ equity	99,509	92,397

	$124,625	$136,416

REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Cash flows from operating activities:
Net income	$1,614	$1,457	$6,155	$6,356
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,090	1,252	4,422	4,782
Change in working capital	(890)	(1,802)	(16,099)	(11,636)
Other	544	(3,919)	2,676	(1,400)

Net cash provided by (used in) operating activities	2,358	(3,012)	(2,846)	(1,898)

Cash flows from investing activities:
Purchases of property, plant and equipment	(529)	(74)	(2,717)	(1,427)
Additional cash paid for purchases of assets	—	—	—	(250)
Proceeds from sale of property, plant and equipment	—	3,032	—	3,032

Net cash (used in) provided by investing activities	(529)	2,958	(2,717)	1,355

Cash flows from financing activities:
Proceeds of issuance of term loan	—	—	9,000	—
Payments on capital lease and note obligations	(859)	(445)	(1,632)	(1,888)
Payment on term loan	—	(3,032)	(13,193)	(3,032)
Decrease in restricted deposits	—	3,620	14,757	3,753
Other	55	237	(1,936)	1,950

Net cash (used in) provided by financing activities	(804)	380	6,996	783

Net increase in cash and cash equivalents	1,025	326	1,433	240
Cash and cash equivalents, beginning of period	10,459	9,725	10,051	9,811

Cash and cash equivalents, end of period	$11,484	$10,051	$11,484	$10,051